Exhibit 99.2
Dave Weidman, Chairman and CEO Steven Sterin, Senior Vice President and CFO Celanese 3Q 2009 Earnings Conference Call / Webcast Tuesday, October 27, 2009 10:00 a.m. ET

Forward Looking Statements, Reconciliation and Use of Non- GAAP Measures to U.S. GAAP Forward-Looking Statements This presentation may contain "forward-looking statements," which include information concerning the company's plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words "outlook," "forecast," "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the company's control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. Reconciliation of Non-U.S. GAAP Measures to U.S. GAAP This presentation reflects five performance measures, operating EBITDA, affiliate EBITDA, adjusted earnings per share, net debt and adjusted free cash flow, as non-U.S. GAAP measures. The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for operating EBITDA is operating profit; for affiliate EBITDA is equity in net earnings of affiliates; for adjusted earnings per share is earnings per common share-diluted; for net debt is total debt; and for adjusted free cash flow is cash flow from operations. Use of Non-U.S. GAAP Financial Information Operating EBITDA, a measure used by management to measure performance, is defined as operating profit from continuing operations, plus equity in net earnings from affiliates, other income and depreciation and amortization, and further adjusted for other charges and adjustments. We may provide guidance on operating EBITDA and are unable to reconcile forecasted operating EBITDA to a U.S.GAAP financial measure because a forecast of Other Charges and Adjustments is not practical. Our management believes operating EBITDA is useful to investors because it is one of the primary measures our management uses for its planning and budgeting processes and to monitor and evaluate financial and operating results. Operating EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to operating profit as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations, this presentation of operating EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, operating EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements nor does it represent the amount used in our debt covenants. Affiliate EBITDA, a measure used by management to measure performance of its equity investments, is defined as the proportional operating profit plus the proportional depreciation and amortization of its equity investments. Affiliate EBITDA, including Celanese Proportional Share of affiliate information on Table 8, is not a recognized term under U.S. GAAP and is not meant to be an alternative to operating cash flow of the equity investments. The company has determined that it does not have sufficient ownership for operating control of these investments to consider their results on a consolidated basis. The company believes that investors should consider affiliate EBITDA when determining the equity investments' overall value in the company. Adjusted earnings per share is a measure used by management to measure performance. It is defined as net earnings (loss) available to common shareholders plus preferred dividends, adjusted for other charges and adjustments, and divided by the number of basic common shares, diluted preferred shares, and options valued using the treasury method. We may provide guidance on an adjusted earnings per share basis and are unable to reconcile forecasted adjusted earnings per share to a GAAP financial measure without unreasonable effort because a forecast of Other Items is not practical. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations, and that when U.S. GAAP information is viewed in conjunction with non-U.S. GAAP information, investors are provided with a more meaningful understanding of our ongoing operating performance. This non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information. The tax rate used for adjusted earnings per share approximates the midpoint in a range of forecasted tax rates for the year, excluding changes in uncertain tax positions, discrete items and other material items adjusted out of our U.S. GAAP earnings for adjusted earnings per share purposes, and changes in management's assessments regarding the ability to realize deferred tax assets. We analyze this rate quarterly and adjust if there is a material change in the range of forecasted tax rates; an updated forecast would not necessarily result in a change to our tax rate used for adjusted earnings per share. The adjusted tax rate is an estimate and may differ significantly from the tax rate used for U.S. GAAP reporting in any given reporting period. It is not practical to reconcile our prospective adjusted tax rate to the actual U.S. GAAP tax rate in any future period. Net debt is defined as total debt less cash and cash equivalents. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company's capital structure. Our management and credit analysts use net debt to evaluate the company's capital structure and assess credit quality. This non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information. Adjusted free cash flow is defined as cash flow from operations less capital expenditures, other productive asset purchases, operating cash from discontinued operations and certain other charges and adjustments. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company's cash flow. Our management and credit analysts use adjusted free cash flow to evaluate the company's liquidity and assess credit quality. This non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information. Results Unaudited The results presented in this presentation, together with the adjustments made to present the results on a comparable basis, have not been audited and are based on internal financial data furnished to management. Quarterly results should not be taken as an indication of the results of operations to be reported for any subsequent period or for the full fiscal year.

Dave Weidman Chairman and Chief Executive Officer

Celanese Corporation 3Q 2009 highlights $ in millions (except EPS) 3rd Qtr 2009 3rd Qtr 2008 Net Sales $1,304 $1,823 Operating Profit/(Loss) $65 $151 Adjusted EPS $0.58 $0.78 Operating EBITDA $241 $314 Third Quarter 2009: Earnings reflect stabilization in demand across end markets Selected geographic and end market recovery - Asia continues to lead recovery Fixed spending reductions delivering significant benefits - $150 million in FY 2009 Strong cash generation continues to be a Celanese strength

Steven Sterin Senior Vice President and CFO

Third Quarter 2009: Improved performance with higher level of earnings driven by expanded margins Modest volume decline from reduction in consumer spending and inventory destocking in the late-cycle businesses Continues to be a strong cash generator Consumer Specialties $ in millions 3rd Qtr 2009 3rd Qtr 2008 Net Sales $271 $295 Operating EBITDA $68 $56 Outlook: Sustained margins with continued benefits through lower fixed spending 4Q 2009 seasonality

$ in millions 3rd Qtr 2009 3rd Qtr 2008 Net Sales $220 $272 Operating EBITDA $56 $45 Advanced Engineered Materials Third Quarter 2009: Continued year-over-year volume pressure in NA/EU with growth in Asia across all industries Significant sequential EBITDA improvement for second consecutive quarter on increased volumes and continued benefits from fixed spending reduction Outlook: Improving global automotive build trends continue with historic seasonal patterns Margins sustained with significant earnings leverage to recovery volume Equity affiliate earnings lower due to planned 4Q 2009 turnaround

Third Quarter 2009: PVOH divestiture impact vs. 3Q 2008: approximately $74 million in net sales and $8 million in operating EBITDA Margins expand with lower raw material and energy costs, along with the benefits of fixed spending reductions, more than offsetting lower pricing Volume growth in Asia and Europe offset impact of the AT Plastics / EVA Performance Polymers force majeure Industrial Specialties $ in millions 3rd Qtr 2009 3rd Qtr 2008 Net Sales $236 $378 Operating EBITDA $29 $36 Outlook: Stable margins with normal 4Q seasonality Continued growth in Asia and modest recovery in NA/EU

Acetyl Intermediates $ in millions 3rd Qtr 2009 3rd Qtr 2008 Net Sales $666 $1,056 Operating EBITDA $105 $182 Third Quarter 2009: Decrease in net sales driven by lower industry pricing on lower industry utilization and lower raw material costs Results exclude $87 million in charges related to closure of Pardies site Volume pressures continue in downstream acetic acid derivatives Outlook: Volumes sustained; segment performing at normalized trough profile Stable margins expected due to advantaged technology and cost position Benefits from capacity realignment strategy

3Q 2008 3Q 2009 3Q 2008 3Q 2009 Dividends - Cost Investments 35 19 Earnings - Equity Investments 19 19 3Q 2009: Earnings contribution decreased to $38 million from $54 million on lower dividends from cost affiliate and lower earnings from AEM equity affiliates AEM 3Q 2009 equity earnings benefited from timing of planned 4Q 2009 turnaround Income Statement Affiliate Performance Cash Flows

Solid cash generation Adjusted Free Cash Flow Adjusted Free Cash Flow Adjusted Free Cash Flow $ in millions 2009 YTD 2008 YTD Net cash provided by operating activities $408 $345 Adjustments to operating cash for discontinued operations $1 ($10) Net cash provided by operating activities from continuing operations $409 $335 Less: Capital expenditures ($130) ($212) Other charges and adjustments1 ($11) $72 Adjusted Free Cash Flow $268 $195 1Amounts primarily associated with Kelsterbach relocation and the cash outflows for purchases of other productive assets that are classified as 'investing activities' for U.S. GAAP purposes. 2Starting from an Operating EBITDA base, excludes net cash inflow of $168 million for PVOH and net Kelsterbach relocation cash inflow of ~$45 million. Factors contributing to cash generation during third quarter 2009: Favorable working capital Lower cash taxes Reduced capital expenditures 2009E Cash Flow Guidance 2009E Cash Flow Guidance $ in millions 2009E2 Cash Taxes $40 - $50 Capital Expenditures $165 - $175 Reserve/Other $80 - $90 Net Interest $200 - $210 Pension $40 - $50 Adjusted Free Cash Outflows $525 - $575 Dividends / Debt Service $75 - $100 Total Cash Outflows $600 - $675

Productivity Driven Tax Rate Represents approximately $1.00 per share in 2010 earnings improvement 2010 Earnings Improvement AEM: Destocking complete AI: Technology, 2009 FIFO effect IS: Asia growth focus CS: Sustain performance Pardies & Cangrejera closures Other manufacturing realignment SG&A realignment Sustain lower tax rate Benefits of manufacturing and administrative restructuring Cash taxes rate expected to be similar Volume Driven $80 - $100 At least $100 Low 20% range vs. 29% $ in millions

Appendix

3Q 2009 Other Charges and Other Adjustments by Segment

Reg G: Reconciliation of Adjusted EPS

Reg G: Reconciliation of Net Debt

Reg G: Other Charges and Other Adjustments

Reg G: Reconciliation of Operating EBITDA

Reg G: Equity Affiliate Preliminary Results and Celanese Proportional Share - Unaudited